As filed with the Securities and Exchange Commission on April 24, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

J. C. PENNEY COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-0037077
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

J. C. PENNEY CORPORATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-5583779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Joanne L. Bober, Esq. Executive Vice President, General Counsel and Secretary 6501 Legacy Drive Plano, Texas 75024 Telephone: (972) 431-1000	J. C. Penney Company, Inc. J. C. Penney Corporation, Inc. 6501 Legacy Drive Plano, Texas 75024 Telephone: (972) 431-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock of 50¢ par value of J. C. Penney Company, Inc.	(1)	(1)	(1)	(1)
Debt Securities and Warrants to Purchase Debt Securities of J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc.

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrants are deferring payment of the registration fee pursuant to Rule 456(b) and are omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

J. C. Penney Company, Inc.

COMMON STOCK

J. C. Penney Corporation, Inc.

DEBT SECURITIES

AND

WARRANTS TO PURCHASE DEBT SECURITIES

OF WHICH

J. C. Penney Company, Inc.

IS CO-OBLIGOR

J. C. Penney Company, Inc. and/or J. C. Penney Corporation, Inc., a wholly owned subsidiary of J. C. Penney Company, Inc., may offer from time to time to sell, in one or more series, any combination of the securities described in this prospectus. J. C. Penney Company, Inc.’s common stock trades on the New York Stock Exchange under the symbol “JCP.”

Each time we offer securities using this prospectus, we will provide specific terms and offering prices in supplements to this prospectus. The prospectus supplements may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. You should carefully read this prospectus and the applicable prospectus supplement, including the information incorporated by reference, prior to investing in our securities.

We may offer and sell the securities on a continuous or delayed basis directly to investors or through underwriters, dealers or agents, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The principal executive offices of J. C. Penney Company, Inc. and J. C. Penney Corporation, Inc. are located at 6501 Legacy Drive, Plano, Texas 75024, and the telephone number for each is (972) 431-1000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2007.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus; accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities by any underwriters, net proceeds and the other specific terms related to the offering of the securities.

You should rely only on the information in this prospectus, and any supplement to this prospectus, including the information incorporated by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus and any prospectus supplement is accurate only as of the date indicated on the front cover of these documents or the date of the document incorporated by reference. Our business, financial condition, results of operations, and other information contained in the prospectus and prospectus supplement may have changed since that date.

Unless indicated otherwise, as used in this prospectus, the terms “JCPenney,” “we,” “us,” “our,” or the “Company” refer to the combined entities of J. C. Penney Corporation, Inc., its parent, J. C. Penney Company, Inc., and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the Internet at the SEC’s EDGAR website at http://www.sec.gov or from our website at www.jcpenney.net. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room at the following address:

100 F Street, N.E.

Washington, D.C. 20549

You can call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange (NYSE), 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the NYSE, you can call (212) 656-5060. Information about us is also available at our website at www.jcpenney.net. Our website and the information contained on it are not part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.

We specifically are incorporating by reference the following documents filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

J. C. Penney Company, Inc.

•	Its annual report on Form 10-K for the fiscal year ended February 3, 2007;

•	Its current reports on Form 8-K dated February 28, 2007, March 9, 2007, March 29, 2007 and April 18, 2007; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished to, rather than filed with, the SEC, after the date of this prospectus until we sell all of the securities being registered by this registration statement.

You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

J. C. Penney Company, Inc.

P. O. Box 10001

Dallas, Texas 75301

Telephone: (972) 431-2217

Attention: Investor Relations

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the documents incorporated herein by reference may contain forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expects,” “intends,” “ plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those risks, uncertainties and other factors include, but are not limited to, competition, consumer demand, seasonality, economic conditions, including the price and availability of oil and natural gas, impact of changes in consumer credit availability and payment terms, changes in management, retail industry consolidation, a pandemic, acts of terrorism or war and government activity. Furthermore, the Company typically earns a disproportionate share of its operating income in the fourth quarter due to holiday buying patterns, and such buying patterns are difficult to forecast with certainty. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. The list of factors, identified above and in the aforementioned reports, is not exhaustive and new factors may emerge or changes to these factors may occur that would impact our business. All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond our control.

We also used other factors and assumptions not identified above in deriving the forward-looking statements. Our failure to realize these other assumptions or the impact of the other factors may also cause actual results to differ materially from those projected.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. You are cautioned not to rely on the forward-looking statements, which speak only as of the date of this prospectus or, where applicable, a prospectus supplement or document incorporated by reference. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of any prospectus supplement nor are we under any obligation to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

THE COMPANY

Since J. C. Penney Company, Inc.’s founding by James Cash Penney in 1902, the Company has grown to be a major retailer, operating 1,039 JCPenney department stores in 49 states and Puerto Rico. The Company’s business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct generally serve the same type of customers and provide virtually the same mix of merchandise. Department stores accept returns from sales made in stores, via the Internet and through catalogs. The Company markets family apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services such as salon, optical, portrait photography and custom decorating.

On January 27, 2002, J. C. Penney Company, Inc. was reorganized into a holding company structure. As part of this restructuring, the former J. C. Penney Company, Inc. changed its name to “J. C. Penney Corporation, Inc.” and became a wholly owned subsidiary of a newly formed affiliated holding company. The new holding company assumed the name “J. C. Penney Company, Inc.” Shares of common and preferred stock of J. C. Penney Corporation, Inc. outstanding as of January 27, 2002 were automatically converted into the identical number and type of shares of common and preferred stock of J. C. Penney Company, Inc. Shares of common stock of 50¢ par value of J. C. Penney Company, Inc. are publicly traded on the NYSE under the symbol “JCP.”

J. C. Penney Company, Inc. derives its operating income and cash flow from J. C. Penney Corporation, Inc. and is also the co-obligor or guarantor, as the case may be, on all other outstanding debt of J. C. Penney Corporation, Inc. which has been registered with the SEC.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities described in this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

Capital Stock

As of March 19, 2007, JCPenney’s authorized capital stock consisted of 1,250,000,000 shares of common stock of 50¢ par value, of which 225,793,408 shares were issued and outstanding, and 25,000,000 shares of preferred stock, without par value, of which no shares were issued and outstanding. The authorized shares of any class of stock may be increased or decreased, as the case may be, by the affirmative vote of the holders of a majority of the outstanding shares of the stock entitled to vote. The descriptions set forth below of the common stock, preferred stock and preferred stock purchase rights (as hereinafter described) constitute brief summaries of certain provisions of JCPenney’s Restated Certificate of Incorporation, as amended, referred to in this document as its “Charter,” its Bylaws, as amended, and the Rights Agreement dated January 23, 2002, and are qualified in their entirety by reference to the relevant provisions of such documents. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain copies of these documents. In this section entitled “Capital Stock,” when we refer to the “Company,” “JCPenney,” “we,” “our,” or “us”, we are referring to J. C. Penney Company, Inc. and none of its subsidiaries.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders of JCPenney, including the election of directors, subject to voting rights that may be established for shares of preferred stock. Our Charter does not provide for cumulative voting nor are holders of common stock entitled to any preemptive rights to purchase or subscribe for any of the Company’s securities. Shares of common stock are neither redeemable nor convertible, and there are no sinking fund provisions relating to these shares. Subject to the prior rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends as may be lawfully declared from time to time by our Board of Directors (Board). Upon any voluntary or involuntary liquidation, dissolution or winding up of JCPenney, holders of common stock will share equally in the assets remaining after the Company pays all of its creditors and satisfies all of its obligations to preferred stockholders.

The outstanding shares of common stock are fully paid and nonassessable. Additional shares of common stock may be issued, as authorized by our Board from time to time, without stockholder approval, except any stockholder approval required by the NYSE.

Mellon Investor Services LLC is the transfer agent and registrar of the common stock.

Preferred Stock

Our Charter authorizes 25,000,000 shares of preferred stock, without par value. Our Board has designated 1,600,000 shares of preferred stock as Series A Junior Participating Preferred Stock, referred to in this document as Series A preferred stock, and has authorized such shares for issuance pursuant to the exercise of the preferred stock purchase rights (see below). No shares of Series A preferred stock have been issued.

Rights: Series A Junior Participating Preferred Stock

Preferred stock purchase rights (rights) are attached to all of our common stock outstanding. These rights are issued under a rights agreement, dated January 23, 2002, between JCPenney and Mellon Investor Services LLC, as rights agent. Each right entitles the holder to purchase shares of Series A preferred stock under conditions described in the rights agreement. The rights expire on March 26, 2009, unless we extend or terminate them as described below.

Under the rights agreement, each right entitles the holder to purchase one one-thousandth of a share of Series A preferred stock, at a purchase price of $140 following a distribution date. A “distribution date” will occur upon the earlier of: the tenth day (or an earlier or later day determined by our Board) after a public announcement that a person or group of affiliated or associated persons other than us, any of our subsidiaries, or any of our or our subsidiaries’ employee benefit plans (an “acquiring person”) has acquired beneficial ownership of 15 percent or more of the voting power of all of our shares of common stock, or the tenth business day (or a later day determined by our Board) following the commencement of or announcement of the intention to commence a tender or exchange offer that would result in such person or group beneficially owning 15 percent or more of the voting power of all of our shares of common stock.

Until the distribution date, the rights will not be represented by a separate certificate and may be transferred only with common stock. Unless the rights are earlier redeemed, if any person or group becomes an acquiring person, each right will entitle its holder other than any acquiring person (whose rights will thereupon become null and void) to purchase, at the Series A preferred stock purchase price, a number of one one-thousandths of a share of Series A preferred stock with a market value equal to twice such purchase price.

After the rights have been triggered, the Board may exchange the rights, other than rights owned by an acquiring person, at an exchange ratio of one share of common stock per right, subject to adjustment. The Board may not exercise this right of exchange if any person has acquired 50 percent or more of the voting power of all of our shares of common stock.

Unless the rights are earlier redeemed, if, following the time a person becomes an acquiring person:

•	JCPenney is acquired in a merger or other business combination transaction and JCPenney is not the surviving corporation;

•	any person consolidates or merges with JCPenney and all or part of the common stock is converted or exchanged for securities, cash or property of any other person or of JCPenney; or

•	50 percent or more of JCPenney’s assets or earning power is sold or transferred,

each right will entitle its holder, other than any acquiring person, to purchase, for the Series A preferred stock purchase price, a number of shares of common stock of the surviving entity in any such merger, consolidation or other business combination or the purchaser in any such sale or transfer with a market value equal to twice the Series A preferred stock purchase price.

At any time until the close of business on the tenth day following a public announcement that an acquiring person has become such, our Board may redeem all of the rights at a price of $0.005 per right. On the redemption date, the right to exercise the rights will terminate and holders of rights will only be entitled to receive such redemption price.

So long as the rights are redeemable as described in the preceding paragraph, our Board may, without the approval of any holders of rights, supplement or amend any provisions of the rights agreement in any manner, whether or not such supplement or amendment is adverse to any holders of the rights. At such time as the rights are not redeemable, the Board may, without the approval of any holders of rights, supplement or amend the rights agreement:

•	to cure any ambiguity;

•	to correct or supplement any provision that may be defective or inconsistent with any other provision; or

•	in any manner that it may deem necessary or desirable and which does not materially adversely affect the interests of the holders of rights.

The rights agreement contains provisions designed to prevent the inadvertent triggering of the rights. A person will not be deemed an acquiring person if our Board approved the acquisition by such person of shares of common stock prior to such person otherwise becoming an acquiring person. In addition, the rights agreement gives a person who has inadvertently acquired 15 percent or more of the voting power of all the shares of our common stock and does not have any intention of changing or influencing the control of JCPenney the opportunity to sell a sufficient number of shares so that such acquisition would not trigger the rights. In addition, the rights will not be triggered and a divestiture of shares will not be required by our repurchase of shares of common stock outstanding which could raise the proportion of voting power held by a person to over the applicable 15 percent threshold. However, any person who exceeds such threshold as a result of our stock repurchases will trigger the rights if the person subsequently acquires an additional one percent of the voting power of all the shares of common stock.

The rights agreement contains a provision obligating our Board to appoint a committee of the Board referred to as the “TIDE Committee.” The TIDE Committee is composed of directors of JCPenney who are not officers, employees or affiliates of JCPenney. At least every three years the TIDE Committee will review and evaluate the rights agreement to determine whether it continues to be in the interests of JCPenney, its stockholders and any other relevant constituencies of JCPenney. A review could be instituted sooner if any person shall have made a proposal or taken any other action which could cause that person to become an acquiring person, if a majority of the members of the TIDE Committee deem such review to be appropriate. Following such review, the TIDE Committee will communicate its conclusions to the full Board, including any recommendations as to whether the rights agreement should be modified or the rights redeemed.

The Series A preferred stock is nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock is:

•	subordinate to any other series of JCPenney preferred stock; and

•	senior to the common stock.

The Series A preferred stock may not be issued except upon the exercise of rights. Each share of Series A preferred stock will be entitled to receive when, as and if declared by the Board, a quarterly dividend in an amount equal to (i) 1,000 times the cash dividend declared on the common stock, and (ii) a preferential cash dividend, if any, in preference to holders of common stock in an amount equal to $50.00 per share of Series A preferred stock less the per share amount of all cash dividends declared on the Series A preferred stock pursuant to clause (i) since the immediately preceding quarterly dividend payment date. In addition, Series A preferred stock is entitled to 1,000 times any noncash dividends (other than dividends payable in equity securities) declared on the common stock, in like kind.

In the event of our liquidation, the holders of Series A preferred stock will be entitled to receive, for each share of Series A preferred stock, a payment in an amount equal to the greater of $1.00 per one one-thousandth of a share plus accrued and unpaid dividends and distributions thereon or 1,000 times the payment made per share of common stock. Each share of Series A preferred stock will have 1,000 votes, voting together with the common stock.

In the event of any merger, consolidation or other transaction in which common stock is exchanged, each share of Series A preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. The rights of Series A preferred stock as to dividends, liquidation and voting are protected by anti-dilution provisions. If the dividends accrued on the Series A preferred stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of the Series A preferred stock (voting together with the holders of record of any other series of preferred stock then having the right to elect directors) will have the right to elect two members of the Board.

The number of shares of Series A preferred stock issuable upon exercise of the rights is subject to certain adjustments from time to time in the event of a stock dividend on, or a subdivision or combination of, the common stock. The exercise price for the rights is subject to adjustment in the event of extraordinary distributions of cash or other property to holders of common stock.

Fractions of shares of Series A preferred stock (other than fractions which are integral multiples of one one-thousandth of a share) may, at our election, be evidenced by depositary receipts. We may also issue cash in lieu of fractional shares which are not integral multiples of one one-thousandth of a share.

Until a right is exercised, the holder, as such, will have no rights as a stockholder of JCPenney, including, without limitation, the right to vote or to receive dividends.

The rights will cause substantial dilution to a person or group who attempts to acquire us on terms not approved by the Board. The rights should not interfere with any merger or other business combination approved by the Board since the rights may be redeemed by us at $0.005 per right at any time until the close of business on the tenth day (unless extended) after a public announcement that a person has become an acquiring person.

Certain Charter, Bylaw and Delaware Law Provisions

Our Charter and Bylaws and the Delaware General Corporation Law contain several provisions that may make it more difficult to acquire or control us by means of a tender offer, open market purchases, proxy fight or otherwise.

Election of Directors; Removal of Directors; Action by Written Consent

The Board is currently divided into three classes, which are as equal in number as possible depending on the total number of directors at any time. Effective May 19, 2006, our stockholders approved amendments to Article Sixth of our Charter and Article III, Sections 3 and 13 of our Bylaws to eliminate the classification of the Board. The declassified Board structure will be phased in as follows:

•	Current directors, including those previously elected to three-year terms at our 2006 Annual Meeting of Stockholders, will continue to serve the remainder of their elected terms; and

•	Beginning with our Annual Meeting of Stockholders to be held in May 2007, directors will be elected annually so that by the 2009 Annual Meeting of Stockholders, all directors will be elected annually.

Directors are elected by a plurality of the votes cast. Our Bylaws provide, however, that in a non-contested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election must promptly tender his or her resignation, and the Board, excluding the director who tenders his or her resignation, must promptly decide whether to accept or reject the resignation. Absent a compelling reason for the director to remain on the Board, as determined by the other directors in the exercise of their business judgment, the Board shall accept the resignation. We will promptly and publicly disclose the Board’s decision, together with an explanation of how the decision was reached. Additionally, our Bylaws provide that members of our Board may be removed, with or without cause, only upon the vote of 80 percent of the voting power of all classes of our voting stock.

Our Charter and Bylaws also provide that stockholders may only take action at an annual or special meeting of the stockholders and not by written consent of stockholders. The provisions regarding action by written consent require the vote of 80 percent of the voting power of all classes of our voting stock in order to remove or amend them.

These provisions may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Business Combinations with Interested Stockholders

Our Charter provides that approval of business combinations with interested stockholders requires the vote of 80 percent of the combined voting power of the then-outstanding shares of all classes and series of our stock entitled to vote generally in the election of directors.

An “interested stockholder” is defined in our Charter as a person (other than the Company, any subsidiary or any employee benefit plan of the Company or any subsidiary) who or which:

•	is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of all classes of our voting stock;

•

is an affiliate of the Company and at any time within the two-year period before the date in question owned or was the beneficial owner of ten percent or more of the voting power of all classes of our voting stock; or

•	is an assignee of shares of voting stock which were owned by an interested stockholder in the preceding two years.

A “business combination” is defined in our Charter to mean:

•	a merger or consolidation with an interested stockholder;

•

a sale, lease, exchange, mortgage, pledge, transfer or other disposition of our property having a fair market value of $100 million or more to an interested stockholder or a purchase, lease, exchange, mortgage, pledge, transfer or other acquisition by us from an interested stockholder of property having such fair market value;

•

an issuance or transfer by the Company or any subsidiary of any securities of the Company or any subsidiary to any interested stockholder in exchange for cash, securities or other property having a fair market value of $100 million or more;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any interested stockholder;

•	any reclassification of securities or recapitalization of the Company that has the effect of increasing the voting power of an interested stockholder; and

•	transactions having a similar effect to those listed above.

A business combination will not need to receive the 80 percent vote outlined above if it meets one of the following tests:

•

the business combination is approved by a majority of the members of the Board who are not affiliated with the interested stockholder and who were Board members prior to the interested stockholder becoming an interested stockholder; or

•

the consideration to be paid by the interested stockholder in the business combination meets various tests set forth in the Charter designed to ensure that the form and amount of consideration to be paid by the interested stockholder is fair to the other stockholders.

The business combination provisions outlined above may have the effect of discouraging anyone from attempting to acquire control of us and could deter open market purchases of our common stock.

Stockholder Proposals and Nominations

Our Bylaws provide that any stockholder may present a nomination for director at an annual meeting of stockholders only if advance notice of such nomination has been delivered to us not less than 90 days prior to the meeting. If an election of directors is to be held at a special meeting of stockholders, notice by the stockholder must be received not later than seven days after the notice of such meeting was given to stockholders. Similarly, any stockholder may present a proposal at an annual meeting only if advance notice of the proposal has been delivered to us not less than 90 days prior to the meeting. The foregoing notices must describe the proposal to be brought at the meeting or the nominee for director, as applicable, as well as provide personal information regarding the stockholder giving the notice, the number of shares owned by the stockholder, his or her interest in such proposal and, with respect to nominations for director, such information with respect to the nominees as would be required to be included in a proxy statement filed by us with the SEC. In addition, our Bylaws provide that only the Board can call special meetings of stockholders and that the only business that may be brought before a special meeting is such business specified by the Board in the notice of such meeting. These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any stockholder to a vote of the stockholders. The provision of the Bylaws containing the procedural requirements regarding advance notice of nominations for our Board may only be amended by a vote of 80 percent of the voting power of all classes of our voting stock.

Delaware Law

Section 203 of the General Corporation Law of the State of Delaware applies to us. Under certain circumstances, Section 203 limits the ability of an interested stockholder to effect various business combinations with the Company for a three-year period following the time that such stockholder becomes an interested stockholder. For purposes of Section 203, a “business combination” is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within the immediately preceding three years did own, 15 percent or more of our voting stock.

An interested stockholder may not engage in a business combination transaction with the Company within the three-year period unless:

•	before the stockholder became an interested stockholder, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction in which the stockholder became an interested stockholder, the interested stockholder owned at least 85 percent of our voting stock (excluding shares owned by officers, directors or certain employee stock purchase plans); or

•

at or subsequent to such time the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

Limitations on Directors’ Liability

JCPenney’s Charter eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty as a director. This provision does not, however, eliminate or limit the personal liability of a director:

•	for any breach of such director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

This provision offers persons who serve on our Board protection against awards of monetary damages resulting from breaches of their fiduciary duty (except as indicated above), including grossly negligent business decisions made in connection with takeover proposals for the Company and limits our ability or the ability of one of our stockholders to prosecute an action against a director for a breach of fiduciary duty. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission. The SEC has taken the position that the provision will have no effect on claims arising under the federal securities laws.

Our Bylaws provide that we may indemnify any of our officers or directors to the fullest extent permitted by the Delaware General Corporation Law.

Debt Securities

The debt securities are to be issued under an indenture, dated as of April 1, 1994, as amended by a first supplemental indenture, dated as of January 27, 2002, and a second supplemental indenture, dated as of July 26, 2002, (the indenture and supplements are referred to in this prospectus as the “indenture”), among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, as trustee. The indenture in the form in which it was executed is incorporated by reference to the exhibits to the registration statement of which this prospectus is a part. The following statements are subject to the detailed provisions of the indenture, including definitions of certain terms used in this description. Wherever particular provisions of the indenture are referred to in this prospectus, such provisions are made a part of the statement made, and the statement is qualified in its entirety by such reference. We urge you to read the indenture because it, and not this description, defines your rights as a holder of any debt securities that may be issued under the indenture. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of the form of indenture.

In this section entitled “Debt Securities,” when we refer to “the Company,” “JCPenney,” “the Issuer,” “we,” “our,” or “us,” we are referring to J. C. Penney Corporation, Inc. as issuer of the debt securities, and not to J. C. Penney Company, Inc. or any of the subsidiaries of J. C. Penney Corporation, Inc.

General

The indenture does not limit the amount of debt securities which can be issued under it. Under the indenture, debt securities may be issued in one or more series, each in an aggregate Principal Amount (in U.S. dollars or the equivalent denominated in foreign currency or composite currencies) authorized by the Company prior to issuance.

Reference is made to the prospectus supplement for certain specified terms with respect to the debt securities being offered hereby, including, but not limited to:

•

the obligation or option, if any, of the Company to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within and the price or prices at which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and the other detailed terms and provisions of such obligation;

•

if the amount of payments of principal of or any premium or interest on any of the debt securities may be determined with reference to an index, the manner in which such amounts shall be determined; and

•

whether any of the debt securities shall be issuable in whole or in part in the form of one or more global securities (as described below) and, if so, the depositary for such global security or securities, and the circumstances under which any such global security or securities may be exchanged for debt securities registered in the name of, and any transfer of such global security or securities may be registered to, a person other than such depositary or its nominee.

The debt securities will be unsecured obligations and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

The debt securities may be issued (in the case of dollar denominated debt securities) in denominations of $1,000 and any integral multiple thereof. We reserve the right to issue the debt securities in certificated form registered in the name of security holders. However, unless otherwise provided in a prospectus supplement, it is anticipated that the debt securities offered by this prospectus will be “book-entry,” and will be issued in the form of one or more global certificates, each of which we refer to as a global security, registered in the name of a depositary or a nominee of a depositary and held through one or more international and domestic clearing systems. Any such global security deposited with a depositary or its nominee and bearing the legend required by the indenture may not be surrendered for transfer or exchange except by the depositary for such global security or any nominee of such depositary, except if the depositary notifies the Company that it is unwilling or unable to continue as depositary, or the depositary ceases to be qualified as required by the indenture, or the Company instructs the trustee in accordance with the indenture that such global security shall be so registrable and exchangeable, or there shall exist such other circumstances, if any, as may be specified in the applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by one or more global securities will be described in the applicable prospectus supplement. Beneficial interests in global securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the depositary and the institutions that are participants in the depositary.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities, debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate Principal Amount and tenor. The debt securities may be transferred or exchanged without payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The principal of (and premium, if any) and interest, if any, on the debt securities will be payable, and the transfer of the debt securities will be registrable, at the agency or agencies maintained by the Company; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register.

Some of the debt securities may be issued as discounted debt securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rate) to be sold at a substantial discount below their stated Principal Amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto. Debt securities may also be issued under the indenture upon the exercise of warrants. See “Warrants” below.

Restrictive Covenants

Limitations on Liens. The indenture provides that the Company may not, nor may it permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee evidences of indebtedness for money borrowed which are secured by any mortgage, security interest, pledge or lien (“mortgage”) of or upon any Principal Property (as defined below) or of or upon any shares of stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively providing that the Principal Amount of the debt securities from time to time outstanding shall be secured equally and ratably by such mortgage, except that this restriction will not apply to (1) mortgages on any property existing at the time of its acquisition; (2) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with, or disposes of substantially all its properties (or those of a division) to, the Company or a Restricted Subsidiary; (3) mortgages on property of a corporation existing at the time such corporation first becomes a Restricted Subsidiary; (4) mortgages securing indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (5) mortgages to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property if the commitment to extend the credit secured by any such mortgage is obtained within 12 months after the later of the completion or the placing in operation of the acquired, constructed, developed or substantially repaired, altered or improved property; (6) mortgages securing current indebtedness (as defined in the indenture); or (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in clauses (1) through (6), provided, however, that the Principal Amount of indebtedness secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the Principal Amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the Company or any Restricted Subsidiary may issue, assume or guarantee indebtedness secured by mortgages which would otherwise be subject to the foregoing restrictions in any aggregate amount which, together with all other such indebtedness outstanding, all attributable debt outstanding under the provisions described in the last sentence under “Limitations on Sale and Lease-Back Transactions” below and all Senior Funded Indebtedness (as defined below) issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed five percent of Stockholders’ Equity (as defined below).

Under the terms of the indenture, the Company may secure indebtedness with mortgages on assets other than Principal Property including, but not limited to, inventory and receivables.

Limitations on Sale and Lease-Back Transactions. The indenture provides that neither the Company nor any Restricted Subsidiary may enter into any sale and lease-back transaction, as defined in the indenture, with respect to any Principal Property (except for transactions involving leases for a term, including renewals, of not more than three years and except for transactions between the Company and a Restricted Subsidiary or between restricted subsidiaries), if the purchaser’s commitment is obtained more than 12 months after the later of the acquisition or completion or the placing in operation of such Principal Property or of such Principal Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if either (a) the Company or such Restricted Subsidiary would be entitled pursuant to the provision described in the first sentence under “Limitations on Liens” described above to issue, assume or guarantee debt secured by a mortgage on such Principal Property without equally and ratably securing the debt securities from time to time outstanding or (b) the Company applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value) and, otherwise, an amount equal to the fair value (as determined by its board of directors) of the Principal Property so leased to the retirement of the debt securities or other Senior Funded Indebtedness of the Company or a Restricted Subsidiary, subject to reduction as set forth in the indenture in respect of the debt securities and other Senior Funded Indebtedness retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at maturity. The Company or any Restricted Subsidiary, however, may enter into a sale and lease-back transaction which would otherwise be subject to the foregoing restriction so as to create an aggregate amount of attributable debt which, together with all other such attributable debt outstanding, all indebtedness outstanding under the provision described in the last sentence under “Limitations on Liens” described above and all Senior Funded Indebtedness issued, assumed or guaranteed by any Restricted Subsidiary, does not exceed five percent of Stockholders’ Equity.

Waiver of Covenants. The indenture provides that the holders of a majority (unless a greater requirement with respect to any series of debt securities is specified for this purpose, in which case, the requirement specified) in Principal Amount of the outstanding debt securities of a particular series may waive compliance with certain covenants or conditions set forth in the indenture, including those described above.

Consolidation, Merger or Sale of Assets of the Company. The indenture provides that the Company may not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (1) the corporation formed by such consolidation or into which the Company is merged or the person which acquires its assets is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the debt securities and the performance of every covenant of the indenture on the part of the Company, and (2) immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale is made will succeed to, and be substituted for, the Company under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

Unless otherwise provided in the prospectus supplement, the covenants contained in the indenture and the debt securities would not necessarily afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect such holders.

Definitions

“Funded Indebtedness” of a corporation means the principal of (a) indebtedness for money borrowed or evidenced by an instrument given in connection with an acquisition which is not payable on demand and which matures, or which such corporation has the right to renew or extend to a date, more than one year after the date of determination, (b) any indebtedness of others of the kinds described in the preceding clause (a) for the payment of which such corporation is responsible or liable as a guarantor or otherwise, and (c) amendments, renewals and refundings of any such indebtedness. For the purposes of the definition of “Funded Indebtedness,” the term “principal” when used at any date with respect to any indebtedness means the amount of principal of such indebtedness that could be declared to be due and payable on that date pursuant to the terms of such indebtedness.

“Principal Amount” means, when used with respect to any debt security, the amount of principal thereof that could then be declared due and payable as a result of an event of default with respect to such debt security.

“Principal Property” means all real and tangible property owned by the Company or a Restricted Subsidiary constituting a part of any store, warehouse or distribution center located within the United States, exclusive of motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point of sale recording devices and related equipment, and data processing and other office equipment, provided the net book value of all real property (including leasehold improvements) and store fixtures constituting a part of such store, warehouse or distribution center exceeds 0.25 percent of Stockholders’ Equity.

“Restricted Subsidiary” means any subsidiary, as defined in the indenture, of the Company or of a Restricted Subsidiary which the Company designates as a Restricted Subsidiary, which designation shall not have been canceled. However, no subsidiary for which the designation of Restricted Subsidiary has been canceled may be redesignated as such if during any period following cancellation of its previous designation as a Restricted Subsidiary, such subsidiary shall have entered into a sale and lease-back transaction, as defined in the indenture, which would have been prohibited had it been a Restricted Subsidiary at the time of such transaction.

“Senior Funded Indebtedness” of the Company means any Funded Indebtedness of the Company unless in any instruments evidencing or securing such Funded Indebtedness it is provided that such Funded Indebtedness is subordinate in right of payment to the debt securities to the extent provided in the indenture.

“Senior Funded Indebtedness” of a Restricted Subsidiary means Funded Indebtedness of the Restricted Subsidiary and the aggregate preference on involuntary liquidation of preferred stock of such subsidiary.

“Stockholders’ Equity” means the aggregate of (a) capital and reinvested earnings, after deducting the cost of shares of capital stock of the Company held in its treasury, of the Company and consolidated subsidiaries plus (b) deferred tax effects.

Events of Default, Notice and Waiver

The indenture provides that if an event of default shall have occurred and be continuing with respect to any series of debt securities at the time outstanding, either the trustee or the holders of not less than 25 percent (unless a different percentage with respect to any series of debt securities is specified for this purpose, in which case the specified percentage) in outstanding Principal Amount of such series may declare to be due and payable immediately the Principal Amount (or specified portion thereof) of such series, together with interest, if any, accrued thereon.

The indenture defines an event of default with respect to any series of debt securities as any one of the following events:

•	default for 30 days in payment of any interest due with respect to any series of debt securities;

•	default for 30 days in making any sinking fund payment due with respect to any series of debt securities;

•	default in payment of principal of (or premium, if any, on) any debt security of any series when due;

•

default for 90 days after notice to the Company by the trustee or by holders of not less than 25 percent in Principal Amount of the debt securities then outstanding of such series in the performance of any other covenant for the benefit of such series; and

•	certain events of bankruptcy, insolvency and reorganization.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued under the indenture.

The indenture provides that the trustee will, within 90 days after the occurrence of a default, give to the holders of the debt securities of each series as to which such default has occurred, notice of such default known to it, unless cured or waived; provided that, except in the case of default in the payment of principal of (or premium, if any) or interest, if any, or in the payment of any sinking fund installment in respect of any of the debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the series as to which default has occurred. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default, to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority (unless a greater requirement with respect to any series of debt securities is specified for this purpose, in which case, the requirement specified) in outstanding Principal Amount of a series of debt securities may, subject to certain exceptions, on behalf of the holders of the debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture includes a covenant that the Company will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority (unless a greater requirement with respect to any series of debt securities is specified for this purpose, in which case, the requirement specified) in outstanding Principal Amount of a series of debt securities may on behalf of the holders of the debt securities rescind as to such series, a declaration of acceleration or waive any past default or event of default relating to the debt securities of such series, except a default not theretofore cured in payment of the principal of (or premium, if any) or interest, if any, on any such debt securities or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt securities of that series.

Modification of the Indenture

The indenture contains provisions permitting the Company and the trustee, with the consent of the holders of 66 2/3 percent in Principal Amount of the outstanding debt securities of each series affected by such modification, to execute supplemental indentures adding any provisions to or changing or eliminating any provisions of the indenture or modifying the rights of the holders of the debt securities, except that no such supplemental indenture may, without the consent of all holders of the affected debt securities, (i) change the stated maturity of any debt securities or reduce the principal payable at stated maturity or which could be declared due and payable prior thereto or change any redemption price thereof, (ii) reduce the rate of interest payable on any debt securities, (iii) adversely affect the terms and provisions, if any, applicable to the conversion or exchange of any debt securities, (iv) reduce the percentage in Principal Amount of the debt securities of any series or reduce the percentage of debt securities of any series specified in the indenture, the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults, (v) change any place or the currency of payment of principal of (or premium, if any) or interest, if any, on any debt security, or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security.

Satisfaction and Discharge Prior to Maturity

The Company has the right at any time to satisfy and discharge its obligations under any series of debt securities by depositing in trust with the trustee money and/or U.S. government obligations.

If such deposit is sufficient to make all payments of (1) interest on the debt securities prior to their redemption or maturity and (2) principal of (and premium, if any) and interest on such series of debt securities when due upon redemption or at maturity, all the obligations of the Company under such series of debt securities and the indenture as it relates to the debt securities will be discharged and terminated except as otherwise provided in the indenture. U.S. government obligations mean (i) securities backed by the full faith and credit of the United States and (ii) depositary receipts issued by a bank or trust company as custodian and evidencing ownership by the holders of such depositary receipts of future payments of interest or principal, or both, on such securities backed by the full faith and credit of the United States held by such custodian.

For U.S. income tax purposes, it is likely that any such deposit and discharge with respect to any debt securities will be treated as a taxable exchange of such debt securities for interests in the trust. In that event, a holder will recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in such trust; and thereafter will be required to include in income a share of the income, gain and loss of the trust. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

In addition, the Company may elect to provide, with respect to any series of debt securities, that the Company may be released from certain of its covenants upon the satisfaction of certain conditions applicable to the securities of such series.

Concerning the Trustee

U. S. Bank National Association, the trustee under the indenture, is a lender under the Company’s credit facility and maintains substantial lines of credit and has other customary banking relationships with the Company.

Warrants

The Company may issue with any debt securities being offered by it warrants for the purchase of other debt securities. Each issue of warrants will be issued under, and will be governed by, a warrant agreement to be entered into between the Company and a warrant agent, to be described in the prospectus supplement relating to the debt securities with which the warrants are to be issued. The proposed warrant agreement, including the form of proposed warrant certificate representing the warrants, substantially in the form in which it is to be executed, is incorporated by reference to the exhibits to the registration statement of which this prospectus forms a part. The following summaries of certain provisions of the warrant agreement and warrant certificates do not purport to be complete and are subject to and qualified in their entirety by reference to all the provisions set forth in the warrant agreement and warrant certificates, respectively, including the definitions thereof of certain terms.

Reference is made to the prospectus supplement relating to the securities, the warrant agreement relating to the warrants and the warrant certificates representing the warrants for certain specific terms of the warrants, which may include: (1) designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants; (2) designations and terms of any related debt securities with which the warrants are issued and the number of warrants issued with each such debt security; (3) date, if any, on and after which the warrants and the related debt securities will be separately transferable; (4) principal amount of debt securities purchasable upon exercise of one warrant and the price at which such principal amount of debt securities may be purchased upon such exercise; (5) date on which the right to exercise the warrants shall commence and date on which such right shall expire; and (6) whether the warrants represented by the warrant certificates will be issued in registered or bearer form.

Warrant certificates will be exchangeable for new warrant certificates of different denominations, and warrants may be exercised, at the agency or agencies maintained for such purposes. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of the holders of debt securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise.

Each warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth, or be determinable as set forth, in the prospectus supplement relating to the securities. Each warrant may be exercised in whole but not in part at any time on and after the Commencement Date and up to the close of business on the Expiration Date set forth in the prospectus supplement relating to the securities. After the close of business on the Expiration Date, unexercised warrants will become void.

The exercise price of the warrants will be that price applicable on the date of receipt of payment therefor determined as set forth in the prospectus supplement relating to the securities. Upon receipt of payment of the exercise price and the warrant certificate properly completed and executed at the agency or agencies maintained by the Company for such purpose, the Company will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the warrants remaining unexercised.

Federal income tax consequences and other special considerations applicable to any such warrants will be described in the prospectus supplement relating thereto.

LEGAL MATTERS

The validity of the common stock, the debt securities and the warrants offered hereby will be passed upon for the Company by Joanne L. Bober, Executive Vice President, General Counsel and Secretary of J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. A copy of this legal opinion was filed as an exhibit to the registration statement containing this prospectus. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of J. C. Penney Company, Inc. as of February 3, 2007 and January 28, 2006 and for each of the years in the three-year period ended February 3, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of February 3, 2007 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the February 3, 2007 consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, in fiscal year 2005, and Statement of Financial Accounting Standards No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans on February 3, 2007.

J. C. Penney Company, Inc.

COMMON STOCK

J. C. Penney Corporation, Inc.

DEBT SECURITIES

AND

WARRANTS TO PURCHASE DEBT SECURITIES

OF WHICH

J. C. Penney Company, Inc.

IS CO-OBLIGOR

PROSPECTUS

April 24, 2007

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the Registrants’ best estimate as to anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with a distribution of securities registered hereby:

SEC registration fee	$(1)
Legal fees and expenses	100,000	(2)
Printing fees and expenses	100,000	(2)
Trustee fees and expenses	30,000	(2)
Blue Sky fees and expenses	30,000	(2)
Accounting fees and expenses	115,000	(2)
Rating agency fees	(3)
Miscellaneous expenses	50,000	(2)

Total	$425,000

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)	Estimated.
(3)	Rating agency fees are calculated in part based on the amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits indemnification of our directors and officers in a variety of circumstances which may include liabilities under the Securities Act of 1933, as amended (Securities Act).

Article X of our respective bylaws provides in substance, for indemnification by the respective companies of its directors and officers in accordance with the provisions of the Delaware General Corporation Law. We have entered into indemnification agreements with our current directors and certain of our current officers which generally provide for indemnification by us except as prohibited by applicable law. To provide some assurance of payment of amounts to which these directors and officers may become entitled pursuant to these agreements, we have funded a trust.

In addition, we have purchased insurance coverage under policies which insure the companies for amounts which they may be required or permitted to pay as indemnification of these directors and officers, and which insure these directors and officers against liabilities which might be incurred and for which they are not entitled to indemnification by the respective company.

Furthermore, the Registrants, as well as their directors and officers, may be entitled to indemnification by an underwriter named in a prospectus supplement against certain civil liabilities under the Securities Act under agreements entered into among the Registrants, or either of them, and such underwriters.

Item 16.	Exhibits.

1.1*	Form of Underwriting Agreement.

1.2	Form of Proposed Agency Agreement (filed as Exhibit 1(b) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 333-06883, and incorporated herein by reference).

2.1	Agreement and Plan of Merger, dated as of January 23, 2002, between J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. (filed as Exhibit 2 to J. C. Penney Company, Inc.’s Current Report on Form 8-K dated January 27, 2002, SEC File No. 001-15274, and incorporated herein by reference).

3.1	Restated Certificate of Incorporation of the Company, as amended to May 19, 2006 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006, SEC File No. 001-15274, and incorporated herein by reference).

3.2	Bylaws of Company, as amended to February 28, 2007 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Current Report on Form 8-K dated February 28, 2007, SEC File No. 001-15274, and incorporated herein by reference).

4.1	Indenture, dated as of April 1, 1994, between J. C. Penney Corporation, Inc. and U.S. Bank National Association, Trustee (formerly First Trust of California, National Association as Successor Trustee to Bank of America National Trust and Savings Association) (filed as Exhibit 4(a) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

4.2	First Supplemental Indenture, dated January 27, 2002, among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, Trustee (formerly Bank of America National Trust and Savings Association) (filed as Exhibit 4(p) to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.3	Second Supplemental Indenture, dated July 26, 2002, among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and U.S. Bank National Association, Trustee (formerly Bank of America National Trust and Savings Association) (filed as Exhibit 4 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.4	Forms of Debt Securities registered hereunder may include the following, among others:

(i) Form of % Note Due (filed as Exhibit 4(b)(i) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(ii) Form of Zero Coupon Note Due (filed as Exhibit 4(b)(ii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(iii)     Form of         % Debenture Due             (Original Issue Discount) (filed as Exhibit 4(b)(iii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(iv) Form of % Debenture Due (filed as Exhibit 4(b) (iv) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(v)      Form of         % Sinking Fund Debenture Due             (filed as Exhibit 4 (b)(v) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(vi) Form of Extendible Note (filed as Exhibit 4(b)(vi) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(vii)    Form of Medium-Term Note, Series             (Fixed Rate) (filed as Exhibit 4(b)(vii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference); and

(viii)  Form of Medium-Term Note, Series             (Floating Rate) (filed as Exhibit 4(b)(viii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

4.5	Form of proposed Warrant Agreement (including form of proposed Warrant Certificate) (filed as Exhibit 4(c) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

4.6	Rights Agreement, dated as of January 23, 2002, by and between J. C. Penney Company, Inc. and Mellon Investor Services LLC as Rights Agent (filed as Exhibit 4 to J. C. Penney Company, Inc.’s Current Report on Form 8-K dated January 27, 2002, and incorporated herein by reference).

5	Opinion of Joanne L. Bober with respect to the validity of the securities.

12	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends (filed as Exhibit 12 to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, SEC File No. 001-15274, and incorporated herein by reference).

23.1	Consent of KPMG LLP.

23.2	Consent of Joanne L. Bober (see Exhibit 5).

24.1	Power of Attorney — J. C. Penney Corporation, Inc.

24.2	Power of Attorney — J. C. Penney Company, Inc.

25	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and,

where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on April 24th, 2007.

J. C. PENNEY COMPANY, INC.

By:	/S/ R. B. CAVANAUGH
R. B. Cavanaugh Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

* M. E. Ullman, III	Chairman of the Board and Chief Executive Officer; Director	April 24, 2007

/S/ R. B. CAVANAUGH R. B. Cavanaugh	Executive Vice President and Chief Financial Officer (principal financial officer)	April 24, 2007

* W. J. Alcorn	Senior Vice President and Controller (principal accounting officer)	April 24, 2007

* C. C. Barrett	Director	April 24, 2007

* M. A. Burns	Director	April 24, 2007

* M. K. Clark	Director	April 24, 2007

* T. J. Engibous	Director	April 24, 2007

* K. B. Foster	Director	April 24, 2007

* V. E. Jordan, Jr.	Director	April 24, 2007

* B. Osborne	Director	April 24, 2007

	Signatures	Title	Date

	* L. H. Roberts	Director	April 24, 2007

	* A. M. Tallman	Director	April 24, 2007

	* R. G. Turner	Director	April 24, 2007

	* M. E. West	Director	April 24, 2007

*By:	/S/ R. B. CAVANAUGH R. B. Cavanaugh Attorney-in-Fact

Copies of powers of attorney authorizing W. J. Alcorn, J. L. Bober and R. B. Cavanaugh, and each of them, to sign this registration statement on behalf of the above named directors and officers, are being filed with the Securities and Exchange Commission simultaneously herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on April 24th, 2007.

J. C. PENNEY CORPORATION, INC.

By:	/S/ R. B. CAVANAUGH
R. B. Cavanaugh Executive Vice President and Chief Financial Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

	* M. E. Ullman, III	Chairman of the Board and Chief Executive Officer; Director	April 24, 2007

	/S/ R. B. CAVANAUGH R. B. Cavanaugh	Executive Vice President and Chief Financial Officer (principal financial officer); Director	April 24, 2007

	* W. J. Alcorn	Senior Vice President, Controller and Chief Purchasing Officer (principal accounting officer)	April 24, 2007

	* K. C. Hicks	Director	April 24, 2007

*By:	/S/ R. B. CAVANAUGH R. B. Cavanaugh Attorney-in-Fact

Copies of powers of attorney authorizing W. J. Alcorn, J. L. Bober and R. B. Cavanaugh, and each of them, to sign this registration statement on behalf of the above named directors and officers, are being filed with the Securities and Exchange Commission simultaneously herewith.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement.

1.2	Form of Proposed Agency Agreement (filed as Exhibit 1(b) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 333-06883, and incorporated herein by reference).

2.1	Agreement and Plan of Merger, dated as of January 23, 2002, between J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. (filed as Exhibit 2 to J. C. Penney Company, Inc.’s Current Report on Form 8-K dated January 27, 2002, SEC File No. 001-15274, and incorporated herein by reference).

3.1	Restated Certificate of Incorporation of the Company, as amended to May 19, 2006 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2006, SEC File No. 001-15274, and incorporated herein by reference).

3.2	Bylaws of Company, as amended to February 28, 2007 (filed as Exhibit 3.1 to J. C. Penney Company, Inc.’s Current Report on Form 8-K dated February 28, 2007, SEC File No. 001-15274, and incorporated herein by reference).

4.1	Indenture, dated as of April 1, 1994, between J. C. Penney Corporation, Inc. and U.S. Bank National Association, Trustee (formerly First Trust of California, National Association as Successor Trustee to Bank of America National Trust and Savings Association) (filed as Exhibit 4(a) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

4.2	First Supplemental Indenture, dated January 27, 2002, among J. C. Penney Corporation, Inc.,
J. C. Penney Company, Inc. and U.S. Bank National Association, Trustee (formerly Bank of America National Trust and Savings Association) (filed as Exhibit 4(p) to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.3	Second Supplemental Indenture, dated July 26, 2002, among J. C. Penney Corporation, Inc.,
J. C. Penney Company, Inc. and U.S. Bank National Association, Trustee (formerly Bank of America National Trust and Savings Association) (filed as Exhibit 4 to J. C. Penney Company, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 27, 2002, SEC File No. 001-15274, and incorporated herein by reference).

4.4	Forms of Debt Securities registered hereunder may include the following, among others:

(i) Form of % Note Due (filed as Exhibit 4(b)(i) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(ii) Form of Zero Coupon Note Due (filed as Exhibit 4(b)(ii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(iii)     Form of         % Debenture Due              (Original Issue Discount) (filed as Exhibit 4(b)(iii) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(iv) Form of % Debenture Due (filed as Exhibit 4(b) (iv) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(v)      Form of         % Sinking Fund Debenture Due              (filed as Exhibit 4 (b)(v) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

Exhibit No.	Description of Exhibit
(vi) Form of Extendible Note (filed as Exhibit 4(b)(vi) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference);

(vii)    Form of Medium-Term Note, Series              (Fixed Rate) (filed as Exhibit 4(b)(vii) to
J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference); and

(viii)  Form of Medium-Term Note, Series              (Floating Rate) (filed as Exhibit 4(b)(viii) to
J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File No. 033-53275, and incorporated herein by reference).

4.5	Form of proposed Warrant Agreement (including form of proposed Warrant Certificate) (filed as Exhibit 4(c) to J. C. Penney Corporation, Inc.’s Registration Statement on Form S-3, SEC File
No. 033-53275, and incorporated herein by reference).

4.6	Rights Agreement, dated as of January 23, 2002, by and between J. C. Penney Company, Inc. and Mellon Investor Services LLC as Rights Agent (filed as Exhibit 4 to J. C. Penney Company, Inc.’s Current Report on Form 8-K dated January 27, 2002, and incorporated herein by reference).

5	Opinion of Joanne L. Bober with respect to the validity of the securities.

12	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends (filed as Exhibit 12 to J. C. Penney Company, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007, SEC File No. 001-15274, and incorporated herein by reference).

23.1	Consent of KPMG LLP.

23.2	Consent of Joanne L. Bober (see Exhibit 5).

24.1	Power of Attorney — J. C. Penney Corporation, Inc.

24.2	Power of Attorney — J. C. Penney Company, Inc.

25	Statement of Eligibility on Form T-1 of U.S. Bank National Association.

*	To be filed by an amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.